Exhibit 10.1

GUARDION HEALTH SCIENCES, INC.

STOCK PURCHASE AGREEMENT

This STOCK PURCHASE AGREEMENT (the “Agreement”), dated as of November 3, 2017 (the “Effective Date”), is entered into by and between Guardion Health Sciences, Inc., a Delaware corporation (“SELLER”), and each individual or entity named on the Schedule of Buyers attached hereto (each, a “PURCHASER” and all of such individuals or entities, the “PURCHASERS”).

WITNESSETH

A. WHEREAS, subject to the terms and conditions set forth in this Agreement and pursuant to Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), and Rule 506 promulgated thereunder, the SELLER desires to issue and sell to PURCHASER, and PURCHASER desires to purchase from SELLER, securities of SELLER as more fully described in this Agreement (the “Placement”).

B. WHEREAS, SELLER is selling shares of its Common Stock, $0.001 par value (the “Shares”), and SELLER desires to issue and PURCHASER desires to purchase the Shares on the terms and conditions hereinafter set forth.

AGREEMENT

NOW THEREFORE, in consideration of the recitals (each of which is incorporated herein by this reference), covenants, conditions, and promises contained herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

ARTICLE 1
SALE AND PURCHASE OF THE SHARES

1.1              Sale of the Shares. Subject to the terms and conditions of this Agreement, each PURCHASER agrees, severally and not jointly, to subscribe for and purchase, and upon acceptance by SELLER of each such subscription, it agrees to sell and issue to each PURCHASER, the number of Shares set forth on the signature page to this Agreement. The Shares purchased shall be sold at a cash purchase price of $1.15 per Share (the “Purchase Price”).

1.2              Subscription Acceptance. The Purchase Price will be paid into the accounts of SELLER, not into an escrow or other segregated account, at the time of PURCHASER’s subscription and payment for the Shares issued and sold by SELLER pursuant to this Agreement. The funds paid by the PURCHASERS to SELLER pursuant to the terms of this Agreement will be subject to the creditors of SELLER upon payment by PURCHASER to SELLER. The purchase, sale and issuance of the Shares pursuant to this Agreement shall take place at the offices of Sheppard, Mullin, Richter & Hampton LLP, 333 South Hope Street, Forty-Third Floor, Los Angeles, California 90071, or such other location as the parties shall mutually agree, no later than the second business day following the satisfaction or waiver of the conditions provided in Articles 5 and 6 of this Agreement.

1.3              Form of Payment; Delivery. Substantially concurrently with the delivery of an executed copy of this Agreement to SELLER, the PURCHASER shall deliver to SELLER, for deposit in an account designated by SELLER, the PURCHASER’s Purchase Price against delivery of the Shares being issued and sold.

ARTICLE 2
REPRESENTATIONS AND COVENANTS OF SELLER

The SELLER hereby represents and warrants that:

2.1              It shall transfer title, in and to the Shares, to the PURCHASER free and clear of all liens, security interests, pledges, encumbrances, charges, restrictions, demands and claims, of any kind and nature whatsoever, whether direct or indirect or contingent, except as set forth in Section 2.2 herein.

2.2              The certificate that SELLER shall deliver to the PURCHASER reflecting the Shares being issued to PURCHASER hereunder shall have the following or such other appropriate legend:

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS.

2.3              Due Incorporation. SELLER is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware and has the requisite corporate power to own its properties and to carry on its business as currently being conducted. SELLER’s Bylaws, as amended and Certificate of Incorporation, as amended (the “Company Governing Documents”) are available at the SEC’s website, www.sec.gov. SELLER, as of the date hereof, has one subsidiary, VectorVision Ocular Health, Inc, a Delaware corporation. SELLER is duly qualified as a foreign corporation to do business and is in good standing in each jurisdiction where the nature of the business conducted or property owned by it makes such qualification necessary, unless the failure to be so qualified or in good standing, as the case may be, would not have or would not reasonably be expected to result in, (i) a material adverse effect on the legality, validity or enforceability of this Agreement or any other document in connection with the Placement, (ii) a material adverse effect on the results of operations, assets, business, prospects or financial condition of SELLER, or (iii) a material adverse effect on SELLER’s ability to perform in any material respect on a timely basis its obligations under this Agreement (any of (i), (ii) or (iii), constituting a “Material Adverse Effect”).

2.4              Capitalization; Ownership of Shares. The authorized capital stock of SELLER consists of 90,000,000 shares of common stock, par value $0.001 per share (the “Common Stock”), and 10,000,000 shares of preferred stock, par value $0.001 per share (the “Preferred Stock”). As of October 31, 2017, there are 40,217,090 shares of Common Stock issued and/or issuable on a fully diluted basis, as follows: 29,001,486 shares of Common Stock are issued and outstanding, all of which are duly authorized, validly issued, fully paid and nonassessable and were not issued in violation of any preemptive rights, (ii) 4,233,666 shares of Common Stock issuable upon exercise of outstanding warrants and stock options; (iii) 2,841,930 shares of Common Stock issuable upon conversion of the Series A Convertible Preferred Stock and (iv) 4,140,008 shares of Common Stock issuable upon conversion of the Series B Convertible Preferred Stock (collectively the “Securities”). As of October 31, 2017, there are 4,810,154 shares of Preferred Stock issued and outstanding, consisting of 1,705,154 shares of Series A Convertible Preferred Stock and 3,105,000 shares of Series B Convertible Preferred Stock. Except for the transactions contemplated hereby and as described herein or in the SELLER’S SEC FILINGS (as defined below), there are no outstanding options, warrants, convertible securities or other rights, agreements, arrangements or commitments relating to the Common Stock or obligating SELLER to issue or sell any shares of Common Stock, or any other interest in, SELLER. All outstanding shares of capital stock of SELLER were issued, sold and delivered in material compliance with all applicable federal and state securities laws. No person has any right of first refusal, preemptive right, right of participation, or any similar right to participate in the transactions contemplated by this Agreement or otherwise. The issue and sale of the Shares will not obligate SELLER to issue shares of Common Stock or other securities to any person (other than the PURCHASERS) and will not result in a right of any holder of SELLER securities to adjust the exercise, conversion, exchange or reset price under such securities.

2.5              Authority; Enforceability. This Agreement and the Securities have been duly authorized, executed and delivered by SELLER and are valid and binding agreements enforceable in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights generally and to general principles of equity, and SELLER has full corporate power and authority necessary to enter into this Agreement and to perform its obligations hereunder. All corporate action on the part of SELLER by its officers, directors and stockholders necessary for the authorization, execution and delivery of, and the performance by SELLER of its obligations under this Agreement has been taken.

2.6              Consents. No material consent, approval, authorization or order of any court, governmental agency or body or arbitrator having jurisdiction over SELLER is required for execution of this Agreement and the performance of SELLER’s obligations hereunder.

2.7              No Violation or Conflict. Assuming the representations and warranties of PURCHASER herein are true and correct, neither the execution and delivery of this Agreement nor the issuance and sale of the Shares nor the performance of SELLER’s obligations under this Agreement will:

(i)               violate, conflict with, result in a material breach of, or constitute a material default (or an event which with the giving of notice or the lapse of time or both would be reasonably likely to constitute a material default) or give to others any rights of termination, amendment, acceleration or cancellation under (A) the Company Governing Documents of SELLER, (B) any material decree, judgment, order, law, treaty, rule, regulation or determination applicable to SELLER of any court, governmental agency or body, or arbitrator having jurisdiction over SELLER or any of its affiliates (including federal and state securities laws and regulations) or over the properties or assets of SELLER or any of its affiliates, (C) the terms of any bond, debenture, note or any other evidence of indebtedness, or any agreement, stock option or other similar plan, indenture, lease, mortgage, deed of trust or other instrument to which SELLER or any of its affiliates is a party, by which SELLER or any of its affiliates is bound or affected, or to which any of the properties or assets of SELLER or any of its affiliates is subject, or (D) the terms of any “lock-up” or similar provision of any underwriting or similar agreement to which SELLER, or any of its affiliates is a party except, in the case of clauses (A), (B), (C) or (D) above, the violation, conflict, breach, or default of which would not have a Material Adverse Effect; or

(ii)               result in the creation or imposition of any material lien, charge or encumbrance upon the securities or any of the assets of SELLER or any of its affiliates.

2.8              The Shares. The Shares upon issuance:

(i)               are, or will be, free and clear of any material security interests, liens, claims or other encumbrances, subject to restrictions upon transfer under the Securities Act and any applicable state securities laws;

(ii)               have been, or will be, duly and validly authorized and on the date of issuance will be duly and validly issued, fully paid and nonassessable;

(iii)               will not have been issued or sold in violation of any preemptive or other similar rights of the holders of any securities of SELLER; and

(iv)               will not subject the holders thereof to personal liability by reason of being such holders.

2.9              Litigation. Except as described in SELLER’S SEC FILINGS, there is no pending or, to the knowledge of SELLER, threatened material action, suit, proceeding, inquiry, notice of violation, or investigation before any court, governmental or administrative agency or regulatory body (federal, state, county, local or foreign), or arbitrator having jurisdiction over SELLER, or any of its affiliates that would challenge the legality, validity or enforceability of this Agreement, or otherwise affect the execution by SELLER or the performance by SELLER of its obligations under this Agreement. Except as disclosed herein or in the documents filed by SELLER with the Securities and Exchange Commission (“SEC”) (“SELLER’S SEC FILINGS”), there is no pending or, to the knowledge of SELLER, threatened action, suit, proceeding or investigation before any court, governmental agency or body, or arbitrator having jurisdiction over SELLER, or any of its affiliates which litigation if adversely determined would have a Material Adverse Effect.

2.10          Defaults; Permits. SELLER is (i) not in material default under or in violation of any other material agreement or instrument to which it is a party or by which it or any of its properties are bound or affected, which default or violation would have a Material Adverse Effect, (ii) not in default with respect to any order of any court, arbitrator or governmental body or subject to or party to any order of any court or governmental authority arising out of any action, suit or proceeding under any statute or other law respecting antitrust, monopoly, restraint of trade, unfair competition or similar matters, or (iii) to its knowledge, not in violation of any statute, rule or regulation of any governmental authority which violation would have a Material Adverse Effect. SELLER possesses all material certificates, authorizations and permits issued by the appropriate federal, state or foreign regulatory authorities necessary to conduct its business other than where the failure to possess such certificates, authorizations or permits, individually or in the aggregate, has not had and would not reasonably be expected to have a Material Adverse Effect. SELLER has not received any notice or otherwise become aware of any proceedings, inquiries or investigations relating to the revocation or modification of any such certificate, authorization or permit.

2.11          No General Solicitation. Neither SELLER nor any of its affiliates will take any action or steps that would cause the offer of the Shares to be integrated with other offerings if such integration would eliminate the securities law exemption relied on hereunder. Neither SELLER nor any of its affiliates, nor to SELLER’s knowledge, any person acting on its or their behalf, has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D) in connection with the offer or sale of the Shares.

2.12          Disclosure. None of the representations and warranties of in this Agreement contains, or on the closing date of this Placement (the “Closing” or “Closing Date”) will contain any untrue statement of a material fact or omits, or on the Closing will omit, to state any material fact required to be stated herein or therein in order for the statements herein or therein, in light of the circumstances under which they were made, not to be misleading.

2.13          No Undisclosed Liabilities. SELLER has no liabilities or obligations which are material, individually or in the aggregate, which are not disclosed herein or in SELLER’S SEC FILINGS, other than those incurred in the ordinary course of SELLER’s businesses since inception.

2.14          Intellectual Property. SELLER owns, free and clear of claims or rights of any other person, with full right to use, sell, license, sublicense, dispose of, and bring actions for infringement of, or has acquired licenses or other rights to use, all intellectual property necessary for the conduct of its business as presently conducted, other than with respect to “off-the-shelf” software which is generally commercially available and open source software which may be subject to one or more “general public” licenses. The business of SELLER as presently conducted does not, to SELLER’s knowledge, infringe or conflict with any patent, trademark, copyright, or trade secret rights of any third parties or any other intellectual property of any third parties. SELLER has not received written notice from any third party asserting that any intellectual property owned or licensed by SELLER, or which SELLER otherwise has the right to use, is invalid or unenforceable by SELLER and, to SELLER’s knowledge, there is no valid basis for any such claim (whether or not pending or threatened). No claim is pending or, to SELLER’s knowledge, threatened against SELLER nor has SELLER received any written notice or other written claim from any person asserting that any of SELLER’s present or contemplated activities infringe or may infringe in any material respect any intellectual property of such person, and SELLER is not aware of any infringement by any other Person of any material rights of SELLER under any intellectual property rights. SELLER has taken all steps required in accordance with commercially reasonable business practice to establish and preserve its respective ownership in its intellectual property and to keep confidential all material technical information developed by or belonging to SELLER which has not been patented or copyrighted.

2.15          Investment Company Status. SELLER is not, and immediately after receipt of payment for the Shares will not be, an “investment company” or an entity “controlled” by an “investment company” within the meaning of the Investment Company Act of 1940, as amended (the “Investment Company Act”).

2.16          Taxes. SELLER (i) has prepared in good faith and duly and timely filed all tax returns required to be filed by it or is on a current extension and such returns are complete and accurate in all material respects and (ii) has paid all taxes required to have been paid by it, except for taxes which it reasonably disputes in good faith or the failure of which to pay has not had or would not reasonably be expected to have a Material Adverse Effect. SELLER has no liability with respect to accrued taxes in excess of the amounts that are described as accrued in the most recent financial statements included in SELLER’S SEC FILINGS.

2.17          Transactions with Related Persons. Except as described in the SELLER’S SEC FILINGS, no officer, director, employee or affiliate of SELLER is or has taken any steps to become a party to any transaction with SELLER (other than for services as employees, officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any officer, director or such employee or, to the knowledge of SELLER, any entity in which any officer, director, or any such employee has a substantial interest or is an officer, director, trustee or partner.

2.18          Reissuance of Securities. SELLER agrees to reissue certificates representing the Shares without the legends set forth above, (a) at such time as the holder thereof is permitted to dispose of the Common Stock without volume or manner of sale restrictions pursuant to Rule 144 in the opinion of counsel reasonably satisfactory to SELLER, or (b) upon resale subject to an effective registration statement concerning the resale of the Shares is registered under the Securities Act. SELLER agrees to cooperate with PURCHASER in connection with all resales pursuant to Rule 144 and to provide legal opinions, at SELLER’s expense, necessary to allow such resales provided SELLER and its counsel receive reasonably requested written representations from PURCHASER and its selling broker, if any.

2.19          Registration Rights.

(i)               Subject to Section 2.19(ii), within 30 days from the Closing, SELLER shall file with the SEC a registration statement on Form S-1 (the “Registration Statement”), registering for resale on a continuous or delayed basis in accordance with Securities Act Rule 415(a)(i) the Shares issued to the PURCHASERS, and SELLER shall use its commercially reasonable efforts to cause the Registration Statement to become effective as promptly as practicable following the date the Registration Statement is filed with the SEC and which shall remain effective (or shall be replaced by another registration statement that is and remains effective in accordance with Section 2.19(iii)) through and until at least the earlier of (i) the three (3)-year anniversary of the Closing Date, (ii) the date on which all of the Shares covered by the Registration Statement have been sold or (iii) such time as the Shares may be available for resale by the PURCHASERS pursuant to Rule 144 (as defined below) (the date of the earliest to occur of the events in clause (i), (ii) or (iii) is referred to herein as the “Termination Date”). Notwithstanding anything herein to the contrary, on and after the Termination Date, SELLER may file a post-effective amendment to the Registration Statement (or any replacement thereof) in order to remove any remaining Shares therefrom (or replacement thereof) or otherwise take any action required in order to terminate such Registration Statement (or replacement thereof), and will provide concurrent written notice to PURCHASER. Each of the parties hereto shall bear all of their own expenses incurred in connection with the filing of the Registration Statement and the resale of Shares (pursuant to the Registration Statement or otherwise).

(ii)               Notwithstanding anything to the contrary herein, as a condition to the filing of the Registration Statement, each PURCHASER shall provide to SELLER on a timely basis a completed security holder questionnaire, a form of which is attached hereto as Exhibit A, with responses subject to SELLER’s reasonable approval, and such other information that SELLER requires, including any information requested or in response to any communication with the SEC, from the PURCHASERS in connection with the Registration Statement.

(iii)               Following the filing of the Registration Statement, SELLER shall use its commercially reasonable efforts to prepare and file with the SEC such amendments and supplements to the Registration Statement as may be necessary to keep the Registration Statement effective during the relevant time period through the Termination Date and to comply with the provisions of the Securities Act with respect to the disposition of all Shares covered by such Registration Statement. SELLER’s obligations under this Section 2.19 shall not apply with respect to any Shares which may be sold pursuant to Rule 144; provided, however, that SELLER shall reasonably cooperate, and cause its transfer agent to reasonably cooperate, with the PURCHASER in any sale of such Shares pursuant to Rule 144.

(iv)               Notwithstanding anything to the contrary herein, for a total of not more than one hundred and twenty (120) days in any twelve (12)-month period, SELLER may suspend the use of the Registration Statement in the event that SELLER determines in good faith that such suspension is necessary or reasonably prudent to (i) delay disclosure of material non-public information concerning SELLER, the disclosure of which at that time is not, in the opinion of the Board of Directors of SELLER, in the best interests of SELLER, or (ii) amend or supplement the affected Registration Statement so that the Registration Statement shall not include any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, not misleading (a “Permitted Delay”); provided, that SELLER shall notify the PURCHASER as promptly as reasonably practicable prior to the commencement of any Permitted Delay to the extent permitted under applicable law. If SELLER suspends any Registration Statement and requires the PURCHASER to cease sales of the Shares pursuant to the Registration Statement, SELLER shall, as promptly as reasonably practicable following the termination of the circumstance which entitled SELLER to do so, take such actions as may be reasonably necessary to file or reinstate the effectiveness of such Registration Statement and give written notice to the PURCHASER authorizing the PURCHASER to resume sales pursuant to such Registration Statement.

ARTICLE 3
REPRESENTATIONS AND COVENANTS OF PURCHASER

3.1              Each PURCHASER hereby represents and warrants that:

(a)               PURCHASER has been given access to SELLER’S SEC FILINGS. PURCHASER and its representatives have had the opportunity to meet with or talk with representatives of SELLER and have had the opportunity to ask questions of, and receive answers from, representatives of SELLER concerning SELLER, and the terms and conditions of the Placement, as well as to obtain any information reasonably requested by PURCHASER. PURCHASER believes that any questions raised by PURCHASER or its representatives have been answered to the satisfaction of PURCHASER and its representatives. PURCHASER’s decision to purchase the Shares is based, in part, on the answers to such questions as PURCHASER and its representatives have raised concerning the Placement, and is based in part on its own evaluation of the risks and merits of the purchase and SELLER’s proposed business activities.

3.2              PURCHASER has been advised that the Shares have not been registered under the Securities Act, or qualified under the securities law of any state, on the ground, among others, that no distribution or public offering of the Shares is to be effected and the Shares will be issued by SELLER in connection with a transaction that does not involve any public offering within the meaning of Section 4(a)(2) of the Securities Act and/or Rule 506 of Regulation D or other appropriate rule or regulation as promulgated by the SEC under the Securities Act, and under any applicable state blue sky authority. PURCHASER understands that SELLER is relying in part on PURCHASER’s representations as set forth herein for purposes of claiming such exemptions and that the basis for such exemptions may not be present if, notwithstanding PURCHASER’s representations, PURCHASER has in mind merely acquiring Shares for resale on the occurrence or nonoccurrence of some predetermined event. PURCHASER has no such intention.

3.3              PURCHASER acknowledges that until such time as the Registration Statement described in Section 2.19 is deemed effective by the SEC, the Shares will be “restricted securities” (as such term is defined in Rule 144 promulgated under the Securities Act (“Rule 144”)), and that the Shares will include appropriate restrictive legends restricting the transfer of such Shares. PURCHASER also acknowledges that (a) any resales of the Shares in compliance with Rule 144 requires a complicated legal and factual analysis and (b) it has both the means and a full and fair opportunity to obtain United States securities counsel prior to any resale of the Shares in compliance with Rule 144.

3.4              The PURCHASER has the full right, power and authority to enter into this Agreement and to carry out and consummate the transaction contemplated herein. This Agreement constitutes the legal, valid and binding obligation of PURCHASER.

3.5              The PURCHASER has carefully reviewed the SELLER SEC FILINGS, in particular the sections of the SELLER SEC FILINGS entitled “Risk Factors”.

3.6              The office or offices of PURCHASER identified on the signature pages hereto as the address of PURCHASER is the location of its principal place of business and such entity is duly organized in its state of formation.

3.7              With respect to PURCHASER, no person or entity will have, as a result of the transactions contemplated by this Agreement, any valid right, interest or claim against or upon SELLER or PURCHASER for any commission, fee or other compensation pursuant to any agreement, arrangement or understanding entered into by or on behalf of PURCHASER.

3.8              PURCHASER (i) has had no position, office or other material relationship within the past three years with SELLER or persons or entities known to it to be affiliates of SELLER, and (ii) if PURCHASER is a member of the Financial Industry Regulatory Authority (“FINRA”) or an associated person of a member of FINRA, PURCHASER, together with its affiliates and any other associated persons of such member of FINRA, does not, and at the time of the acceptance by SELLER of PURCHASER’s subscription for Shares pursuant to this Agreement will not, directly or indirectly have a beneficial interest (as determined under FINRA Rule 5130(i)(1)) of more than 50% of the outstanding voting securities of SELLER.

3.9              The PURCHASER acknowledges that investment in the Shares involves substantial risks and is suitable only for persons of adequate financial means who can bear the economic risk of an investment in the Shares for an indefinite period of time and who can afford to suffer a complete loss on their investment in the Shares. PURCHASER further represents that he, she or it:

(1)               has adequate means of providing for its current needs and possible personal contingencies, has no need for liquidity in its investment in the Shares, is able to bear the substantial economic risks of an investment in the Shares for an indefinite period, and can afford to suffer a complete loss of its investment;

(2)               does not have an overall commitment to investments which are not readily marketable that is disproportionate to its net worth, and that its investment in the Shares will not cause such overall commitment to become excessive;

(3)               is acquiring the Shares for its own account, for investment purposes only and not with a view toward resale, assignment or distribution thereof, and no other person has a direct or indirect, beneficial interest, in whole or in part, in such Shares;

(4)               has such knowledge and experience in financial, tax and business matters that he or she is capable of evaluating the merits and risks of an investment in the Shares;

(5)               has been given the opportunity to ask questions of and to receive answers from persons acting on the SELLER’S behalf concerning the terms and conditions of this transaction and also has been given the opportunity to obtain any additional information which the SELLER possesses or can acquire without unreasonable effort or expense. As a result, PURCHASER has available sufficient information concerning the affairs of the SELLER and has been able to evaluate the merits and risks of the investment in the Shares; and

(6)               PURCHASER has been advised by its own legal counsel, or has had the opportunity to engage its own legal counsel, with respect to this Agreement and understands and agrees that (i) it has carefully read and fully understands all of the terms of this Agreement; and (ii) it is under no disability or impairment that affects its decision to sign this Agreement and knowingly and voluntarily intends to be legally bound by this Agreement.

3.10          PURCHASER understands and acknowledges that ownership of Common Stock in certain amounts may subject PURCHASER to reporting and other informational requirements imposed by Section 13 and Section 16 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). In addition, without limiting the generality of the foregoing, Section 16(b) of the Exchange Act imposes liability on company "insiders" for realizing short-swing profits relating to SELLER’s securities. PURCHASER is responsible for any and all filing requirements under Section 13 and Section 16 of the Exchange Act. SELLER cannot advise PURCHASER regarding, nor is SELLER responsible for, any PURCHASER filing requirements under Section 13 and Section 16 of the Exchange Act. PURCHASER is urged to seek the advice of counsel with respect to the application of Section 13 and Section 16 of the Exchange Act to PURCHASER’s particular situation, as well as any other consequences arising under U.S. federal or state securities laws or under the laws of any foreign jurisdiction.

3.11          If PURCHASER is not a United States person (as defined by Section 7701(a)(30) of the Internal Revenue Code of 1986, as amended), then: (a) PURCHASER hereby represents that it has satisfied itself as to the full observance of the laws of its jurisdiction in connection with any invitation to subscribe for the Shares or any use of this Agreement, including (i) the legal requirements within its jurisdiction for the purchase of the Shares, (ii) any foreign exchange restrictions applicable to such purchase, (iii) any governmental or other consents that may need to be obtained, and (iv) the income tax and other tax consequences, if any, that may be relevant to the purchase, holding, redemption, sale, or transfer of the Shares, (b) PURCHASER’s subscription and payment for and continued beneficial ownership of the Shares will not violate any applicable securities or other laws of the PURCHASER’s jurisdiction and (c) PURCHASER further represents that the representations and warranties set forth on Exhibit B hereto are true and correct.

ARTICLE 4
OTHER AGREEMENTS OF THE PARTIES

4.1              Form D; Blue Sky Filings. SELLER shall timely file a Form D with respect to the Shares as required under Regulation D of the Securities Act. SELLER shall take such action as SELLER shall reasonably determine is necessary in order to obtain an exemption for sale to the PURCHASER at the Closing under applicable securities or “Blue Sky” laws of the states of the United States.

4.2              Capital Changes. Until the one year anniversary of the Closing Date, or earlier in the event that PURCHASER (including its affiliates) holds less than three percent (3%) of the issued and outstanding Securities of SELLER the SELLER shall not undertake a reverse stock split or equivalent reclassification of SELLER’s Common Stock without the prior written consent of PURCHASER’s holding a majority of the Shares issued pursuant to this Agreement which are then outstanding.

4.3              Use of Proceeds. SELLER shall use the proceeds from the sale of the Shares hereunder for general working capital purposes, including, without limitation, on product development and commercialization, development of intellectual property, purchases of inventory, sales and marketing, and other operating expenses. SELLER shall not use such proceeds: (a) for dividends or distributions on any Securities, (b) to repurchase any Securities, or (c) for the redemption of any Securities.

4.4              Preemptive Rights.

(1)        Each PURCHASER will have the preemptive rights set forth in this Section 4.4 with respect to any issuance of any Common Stock or any security or instrument convertible into, exercisable or exchangeable for capital stock of SELLER (“Equity-Linked Securities”) that are issued after the date hereof in a private placement transaction exempt from registration under the Securities Act (any such issuance, other than those described in clauses (i) through (iv) below, a "Preemptive Rights Issuance"), except for (i) issuances solely to officers, employees, directors and consultants, (ii) issuances of shares of Common Stock as consideration in any merger or acquisition, (iii) issuances of shares of Common Stock upon conversion of any of the Company's currently outstanding securities (provided that any such issuances are made in accordance with the terms, conditions and limitations of the documents governing such securities as they existed as of the date hereof) or (iv) issuances of any Common Stock or Equity-Linked Securities (A) pursuant to a strategic alliance, research agreement or funding arrangement, or joint venture, (B) in connection with any equipment loan or leasing arrangement or debt financing from an equipment lessor, bank or other financial or lending institution, (C)  in connection with sponsored research, collaboration, technology license, development, OEM, marketing or other similar agreements or strategic partnerships, in each case, provided that such issuance is approved by SELLER’s Board of Directors. The preemptive rights in this Section 4.4 shall terminate at the earlier of (i) 18 months from the Closing, (ii) such time as PURCHASER holds less than five percent (5%) of the issued and outstanding Securities of SELLER, or (iii) such time as the Common Stock of SELLER shall become listed or approved for listing on a National Securities Exchange. “National Securities Exchange” means the following markets or exchanges on which the Common Stock may be listed or quoted for trading on the date in question: the NYSE American, LLC, the Nasdaq Capital Market, the Nasdaq Global Market, the Nasdaq Global Select Market, the New York Stock Exchange.

(2) If SELLER at any time, or from time to time, effects a Preemptive Rights Issuance, SELLER shall give prompt written notice to PURCHASER (but in no event later than ten (10) days prior to such issuance), which notice shall set forth the number and type of the securities to be issued, the issuance date, the offerees or transferees, the price per security, and all of the other terms and conditions of such issuance, which shall be deemed updated by delivery of the final documentation for such issuance to PURCHASER. PURCHASER may, by written notice to the Company (a "Preemptive Rights Notice") delivered at any time thereafter but no later than twenty (20) days after the consummation of such Preemptive Rights Issuance, elect to purchase (or designate an affiliate to purchase) a number of securities specified in such Preemptive Rights Notice (which number may be any number up to but not exceeding the Preemptive Rights Cap Amount (as defined below) applicable to such Preemptive Rights Issuance), on the same terms and conditions as such Preemptive Rights Issuance (it being understood and agreed that (i) the price per security that PURCHASER shall pay shall be the same as the price per security set forth in the Preemptive Rights Notice, and (ii) PURCHASER shall not be required to comply with any terms, conditions, obligations or restrictions (including, without limitation, any non-compete, standstill or other limitations but excluding any remaining period of a transfer or lock-up restriction applicable at such time to other purchasers in such Preemptive Rights Issuance) not necessary for the effectuation of the sale or issuance of such securities. If PURCHASER exercises its preemptive rights hereunder with respect to such Preemptive Rights Issuance, SELLER shall issue to PURCHASER the number of securities specified in such Preemptive Rights Notice promptly thereafter (and provided that, if PURCHASER shall have so notified SELLER at least three (3) Business Days prior to the issuance date set forth in SELLER’s notice, at PURCHASER’s election such purchase and sale shall occur on the same date as, and immediately following, the Preemptive Right Issuance). For the avoidance of doubt, in the event that the issuance of Common Stock or Equity-Linked Securities in a Preemptive Rights Issuance involves the purchase of a package of securities that includes Common Stock or Equity-Linked Securities and other securities in the same Preemptive Rights Issuance, the Investor shall have the right to acquire its pro rata portion of such other securities, together with its pro rata portion of such Common Stock or Equity-Linked Securities, in the same manner described above (as to amount, price and other terms), or solely acquire the Common Stock or Equity-Linked Securities. "Preemptive Rights Cap Amount" means, with respect to a Preemptive Rights Issuance, a number of securities which, if divided by the sum of (i) such number of securities plus (ii) the number of securities issued in such Preemptive Rights Issuance, would represent a percentage that is equal to PURCHASER’s ownership percentage of Securities of SELLER (as of immediately prior to the Preemptive Rights Issuance).

(3)        The election by PURCHASER not to exercise its preemptive rights hereunder in any one instance shall not affect its right as to any future Preemptive Rights Issuances.

4.5       In addition to the rights PURCHASER is entitled to pursuant to Section 4.4, in the event that SELLER seeks to raise equity financing, SELLER shall provide notice of such to each PURCHASER.

ARTICLE 5
CONDITIONS PRECEDENT TO SELLER’S OBLIGATIONS TO SELL

The obligation of SELLER hereunder to issue and sell the Shares to the PURCHASERS is subject to the satisfaction, at or before the acceptance of the subscriptions by SELLER from PURCHASERS, of each of the following conditions, provided that these conditions are for SELLER’s sole benefit and may be waived by SELLER at any time in its sole discretion:

5.1              Each PURCHASER acquiring Shares shall have executed this Agreement and delivered it to SELLER.

5.2              Each PURCHASER acquiring Shares shall have paid the PURCHASER’s Purchase Price to SELLER.

5.3              The representations and warranties of the PURCHASERS acquiring Shares shall be true and correct in all material respects as of the date when made and as of the acceptance by SELLER of PURCHASERS’ subscriptions as though made at that time (except for representations and warranties that speak as of a specific date, which shall be true and correct as of such specific date), and PURCHASERS shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by such PURCHASER at or prior to the acceptance of the PURCHASERS’ subscription for Shares by SELLER.

5.4              SELLER shall have obtained all governmental, regulatory or third party consents and approvals necessary for the sale of the Shares.

5.5              No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction that prohibits the consummation of any of the transactions contemplated by this Agreement.

5.6              Since the date of execution of this Agreement, no event or series of events shall have occurred that resulted, or could reasonably be expected to result, in a Material Adverse Effect.

ARTICLE 6
CONDITIONS PRECEDENT TO PURCHASER’S OBLIGATIONS TO PURCHASE

The obligation of the PURCHASERS hereunder to purchase the Shares is subject to the satisfaction, at or before the acceptance by SELLER of PURCHASERS’ subscription for Shares, of each of the following conditions (in addition to any other conditions precedent elsewhere in this Agreement), provided that these conditions are for the benefit of the PURCHASERS acquiring Shares and may be waived by the PURCHASERS, collectively, at any time in their sole discretion:

6.1              SELLER shall have executed this Agreement and all exhibits hereto and delivered the same to the PURCHASERS.

6.2              SELLER shall have delivered to the transfer agent for the Common Stock issuance instructions and all other documents required by such transfer agent to issue by direct registration in book-entry form in PURCHASERS’ name the number of Shares that each PURCHASER is purchasing.

6.3              The representations and warranties of SELLER shall be true and correct in all material respects as of the date when made and as of SELLER’s acceptance of PURCHASERS’ subscription for Shares as though made at that time (except for representations and warranties that speak as of a specific date, which shall be true and correct as of such specific date) and SELLER shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by SELLER at or prior to acceptance of such subscription.

ARTICLE 7
MISCELLANEOUS

7.1              Entire Agreement. This Agreement sets forth the entire agreement and understanding of the parties hereto with respect to the transactions contemplated hereby, and supersedes all prior agreements, arrangements and understandings related to the subject matter hereof. No understanding, promise, inducement, statement of intention, representation, warranty, covenant or condition, written or oral, express or implied, whether by statute or otherwise, has been made by any party hereto which is not embodied in this Agreement or the written statements, certificates, or other documents delivered pursuant hereto or in connection with the transactions contemplated hereby, and no party hereto shall be bound by or liable for any alleged understanding, promise, inducement, statement, representation, warranty, covenant or condition not so set forth.

7.2              Waiver and Amendment. Any term of this Agreement may be amended, terminated or waived only with the written consent of SELLER and PURCHASER.

7.3              Notices. All notices provided for in this Agreement shall be in writing signed by the party giving such notice, and delivered personally or sent by overnight courier or sent by registered or certified mail (air mail if overseas), return receipt requested, electronic mail or facsimile transmission. Notices shall be deemed to have been received on the date of personal delivery, electronic mail, facsimile transmission, or if sent by overnight courier or messenger, shall be deemed to have been received on the next delivery day after deposit with the courier, or if sent by certified or registered mail, return receipt requested, shall be deemed to have been received on the third business day after the date of mailing. Notices shall be sent to the addresses set forth opposite to each parties’ signature below.

7.4              Arbitration. If a dispute or claim shall arise with respect to any of the terms or provisions of this Agreement, or with respect to the performance by either of the parties under this Agreement, then either party may, by notice as herein provided, require that the dispute be submitted under the Commercial Arbitration Rules of the American Arbitration Association to an arbitrator in good standing with the American Arbitration Association within thirty (30) days after such notice is given. The written decision of the single arbitrator ultimately appointed by or for both parties shall be binding and conclusive on the parties. Judgment may be entered on such written decision by the single arbitrator in any court having jurisdiction and the parties consent to the jurisdiction of the State of California for this purpose. Any arbitration undertaken pursuant to the terms of this section shall occur in a venue determined by the SELLER.

7.5              Choice of Law and Venue. This Agreement and the rights of the parties hereunder shall be governed by and construed in accordance with the laws of the State of California including all matters of construction, validity, performance, and enforcement and without giving effect to the principles of conflict of laws. Any action brought by any party hereto shall be brought in a venue determined by the SELLER.

7.6              Jurisdiction. The parties submit to the jurisdiction of the Courts of the State of California, County of San Diego, or a Federal Court empaneled in the State of California, Southern District, for the resolution of all legal disputes arising under the terms of this Agreement, including, but not limited to, enforcement of any arbitration award.

7.7              Counterparts. This Agreement may be executed electronically or via facsimile and in one or more counterparts, each of which shall be deemed an original, but all of which shall together constitute one and the same instrument.

7.8              Attorneys’ Fees. Except as otherwise provided herein, if a dispute should arise between the parties including, but not limited to arbitration, the prevailing party shall be reimbursed by the non-prevailing party for all reasonable expenses incurred in resolving such dispute, including reasonable attorneys’ fees exclusive of such amount of attorneys’ fees as shall be a premium for result or for risk of loss under a contingency fee arrangement.

7.9              Taxes. Any income taxes required to be paid in connection with the Closing hereunder, shall be borne by the party required to make such payment.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the parties hereto have caused this Stock Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

GUARDION HEALTH SCIENCES, INC.		Address for Notice:

By:	/s/ Michael Favish	15150 Avenue of Science, Suite 200
	Name: Michael Favish	San Diego, CA 92128
Title: Chief Executive Officer

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK
SIGNATURE PAGE FOR PURCHASER FOLLOWS]

[PURCHASER SIGNATURE PAGE TO GUARDION HEALTH SCIENCES, INC.
STOCK PURCHASE AGREEMENT]

IN WITNESS WHEREOF, the undersigned have caused this Stock Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

Name of Purchaser:	Digital Grid (Hong Kong) Technology Co., Limited

Signature of Authorized Signatory of Purchaser:	/s/ He Zhitao

Name of Authorized Signatory:	He Zhitao

Title of Authorized Signatory:	CEO/ President

Email Address of Authorized Signatory:	caike@lianluo.com

Facsimile Number of Authorized Signatory:	+86-01-87428248

Address for Notice to Purchaser:

Recipient: Mr. Cai Ke

17 Floor Lianluo Building, Wangjing Street 10th Yuan

Chaoyang District, Beijing, P.R. China

Address for Delivery of Shares to Purchaser (if not same as address for notice):

Recipient: Mr. Cai Ke

17 Floor Lianluo Building, Wangjing Street 10th Yuan

Chaoyang District, Beijing, P.R. China

Purchaser’s Residential Address (if not the same as the address for notice):

Room 1501,Grand Millennium Plaza(Lower Block),

181 Queenˊs Road Central,

Hong Kong.

Subscription Amount:	$3,500,000.85

Shares of Common Stock:	3043479

EIN Number:	N/A

[PURCHASER SIGNATURE PAGE TO GUARDION HEALTH SCIENCES, INC.
STOCK PURCHASE AGREEMENT]

IN WITNESS WHEREOF, the undersigned have caused this Stock Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

Name of Purchaser:	Lianluo Smart Ltd.

Signature of Authorized Signatory of Purchaser:	/s/ He Zhitao

Name of Authorized Signatory:	He Zhitao

Title of Authorized Signatory:	CEO/ President

Email Address of Authorized Signatory:	caike@lianluo.com

Facsimile Number of Authorized Signatory:	+86-01-87428248

Address for Notice to Purchaser:

Recipient: Mr. Cai Ke

17 Floor Lianluo Building, Wangjing Street 10th Yuan

Chaoyang District, Beijing, P.R. China

Address for Delivery of Shares to Purchaser (if not same as address for notice):

Recipient: Mr. Cai Ke

17 Floor Lianluo Building, Wangjing Street 10th Yuan

Chaoyang District, Beijing, P.R. China

Purchaser’s Residential Address (if not the same as the address for notice):

21st Floor, China Railway Construction Plaza,

No.20 Shijingshan Street,

Shijingshan District, Beijing, P.R. China

Subscription Amount:	$1,500,000.20

Shares of Common Stock:	1304348

EIN Number:	N/A

SCHEDULE OF BUYERS

(1)	(2)	(3)	(4)
Buyer	Address and Facsimile Number	Aggregate Number of Shares	Purchase Price

Digital Grid (Hong Kong) Technology Co., Limited	Room 1501,Grand Millennium Plaza(Lower Block), 181 Queenˊs Road Central, Hong Kong. +86-01-87428248	3,043,479	3,500,000.85
Lianluo Smart Ltd	21st Floor, China Railway Construction Plaza, No.20 Shijingshan Street, Shijingshan District, Beijing, P.R. China +86-01-68656701	1,304,348	1,500,000.20
Total		4,347,827	5,000,001.15

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